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                                                                   Exhibit 99.2

                        CONSENT OF GOLDMAN, SACHS & CO.


                     [Letterhead of Goldman, Sachs & Co.]


PERSONAL AND CONFIDENTIAL
-------------------------




April 12, 2002



Board of Directors


OTG Software, Inc.


2600 Tower Oaks Blvd


Rockville, Maryland 20852



Re: Registration Statement (File No. 333-84420) on Form S-4 (the "Registration Statement") of Legato Systems, Inc. ("Legato")



Gentlemen:



Reference is made to our opinion letter dated February 20, 2002 with respect to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.01 per share, of OTG Software, Inc. ("OTG") of the Merger Consideration (as defined in such opinion) to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of February 20, 2002, among Legato, Orion Acquisition Sub Corp., a wholly-owned subsidiary of Legato, and OTG.



The foregoing opinion letter was provided for the information and assistance of the Board of Directors of OTG in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Legato has determined to include our opinion in the above-referenced Registration Statement.



In that regard, we hereby consent to the reference to our opinion in the above-mentioned Registration Statement under the captions "Summary - Opinions of Financial Advisors - Opinion of OTG's Financial Advisor", "The Merger - Background of the Merger", "The Merger - OTG's Reasons for the Merger" and "The Merger - Opinion of Goldman, Sachs & Co." and to the inclusion of the foregoing opinion as Annex C in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,




/s/  Goldman, Sachs & Co.
-------------------------
 (GOLDMAN, SACHS & CO.)